Austin Legal Group

LAWYERS

3990 OLD TOWN AVE, STE. A-112

SAN DIEGO, CA 92110

ATTORNEYS LICENSED IN CALIFORNIA, HAWAII, AND ARIZONA

TELEPHONE

(619) 924-9600

FACSIMILE

(619) 881-0045

Writer’s Email:

arden@austinlegalgroup.com

WRAPmail, Inc.

445 NE 12th Ave.

Fort Lauderdale, FL 33301

November 30, 2015

Re: Form S-1 Registration Statement

Ladies and Gentlemen:

We  have  acted  as counsel to  WRAPmail,  Inc.,  a  Florida  corporation (the  “Company”),  in  connection  with  the  preparation and  filing  with  the  Securities  and  Exchange  Commission  of  a  Registration  Statement  on  Form  S-1  (the  “Registration

Statement”)  relating  to  (i)  the  resale  by  selling  security  holders  of  up  to  6,000,000  shares  (“Shares”)  of  the  Company’s

common  stock,  no  par  value,  and  (ii)   the  sale  by  the  Company  of  units  of  its  securities  (“Units”),  representing  up  to

100,000,000 Shares of the Company’s common stock, and warrants to purchase up to 50,000,000 Shares of common stock

(“Warrants”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering this opinion,  we  have examined (i) the  Registration Statement and the exhibits thereto, (ii) certain resolutions of the  board of directors of the Company, relating to the issuance and sale  of the Shares  and Warrants, and (iii) such other records, instruments and documents as we have deemed advisable in order to render this opinion. In such examination,  we have  assumed  the  genuineness  of all  signatures,  the  legal  capacity of all  natural  persons,  the  authenticity of all  documents

submitted  to  us  as  originals,   the  conformity  to  original   documents  of  all  documents  submitted  to  us  as  certified,

conformed or photostatic copies and the authenticity of the originals of such latter documents.

Based  on  the  foregoing,  we  are  of  the  opinion  that  the  Shares  to  be  sold  by  the  selling  security  holders  have  been  validly issued,  fully  paid  and  are  non-assessable.  We  are  of  the  further  opinion  that  each  Unit  consists  of  Shares  and  Warrants,

and, upon the sale  of the Units as described in the  Registration Statement and the receipt of payment by the  Company, the

Shares  constituting  part  of  the  Units  will  be  validly  authorized,  legally  issued,  fully  paid  and  non-assessable,  and  the

Warrants constituting part of the  Units  will be  a  binding obligation of the  Company under  Florida  law.  We  are  also  of the opinion that the Shares  underlying the Warrants,  when issued  upon their exercise and the  payment of the exercise price, if any, will be validly authorized, legally issued, fully paid and non-assessable.

We  express  no  opinion  as  to  the  effect  or  application  of  any  laws  or  regulations  other  than  the  General  Corporation  Law of the State of Florida and the Federal laws of the United States, in each case as currently in effect.

The  information  set  forth  herein is  as of  the  date  hereof.  We  assume  no  obligation to  supplement this opinion letter  if any applicable  law  changes  after  the  date  hereof  or  if  we  become  aware  of  any  fact  that  might  change  the  opinion  expressed herein  after  the  date  hereof.  Our  opinion  is  expressly  limited  to  the  matters  set  forth  above,  and  we  render  no  opinion,

whether  by  implication  or  otherwise,  as  to  any  other  matters  relating  to  the  Company,  the  Shares,  the  Warrants,  the

Registration Statement or the prospectus included therein.

We  hereby  consent  to  the  filing  of  this  opinion  as  an  exhibit  to  the  Registration  Statement.  In  giving  this  consent,  we  do not  thereby  admit  that  we  are  within  the  category  of  persons  whose  consent  is  required  under  Section  7  of  the  Act  or  the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Austin Legal Group, APC